ENERGY
NORTHWEST
People ∙Vision ∙Solutions

P.O. Box 968 ∙ Richland, WA ∙ 99352-0968

CONTRACT MODIFICATION

QUALITY CLASS G

Issued by:	J.G. Paetel

CONTRACTOR	ISORAY, INC.
350 Hills Street
Richland, WA 99354

Contract Number:	X40224
Modification Number:	12
Modification Date:	October 25, 2005

CONTRACT PERIOD OF PERFORMANCE

State Date:	January 1, 2003
Estimated Completion Date:	December 31, 2006

The completion date, Contract price and all other terms, covenants and conditions of the above-referenced Contract, except as duly modified by this and previous amendments, if any, remain in full force and effect.

1. DESCRIPTION OF MODIFICATION

The subject Contract is herein amended to incorporate the following:

Effective January 1, 2006 extend lease through December 31, 2006. Increase rent and janitorial rates by 3.3% according to the Consumer Price Index for CY 2004.

Janitorial rates are $.083 per sf/mo.

Effective 01/01/06 Appendix D entitled, APEL Graduation Policy, 10.0 is hereby incorporated.

cc:	AR (PE60)
APEL (350)

ENERGY NORTHWEST
CONTRACT MODIFICATION (CONTINUED)

Contract Number:	X40224
Modification Number:	12

Effective January 1, 2006
Rented Space Type	Sq Ft	Rate, $/SF/MO	Monthly Charge
Entrepreneur Lab 221	524	$1.138	$596.31
Entrepreneur Lab 253	624	$1.138	$710.11
Entrepreneur Lab 236	760	$1.138	$864.88
Entrepreneur Lab 255 (N. Half)	296	$1.138	$336.85
*Entrepreneur Lab 255 (S. Half)	296	$1.138	$336.84
*High Bay - General	208	$1.436	$298.69
Total for Labs			$3,143.68
*Office 252-2	133	$1.722	$229.03
*Office 252-3	133	$2.292	$304.84
*Office 252-4	158	$2.292	$362.14
Total for Offices			$896.00
Janitorial Lab 253	624	$0.083	$51.79
Janitorial Lab 221	524	$0.083	$43.49
Janitorial Lab 236	760	$0.083	$63.08
Janitorial Lab 255 (N. Half)	296	$0.083	$24.57
*Janitorial Lab 255 (S. Half)	296	$0.083	$24.56
*Janitorial Lab 2-252-2	133	$0.083	$11.04
*Janitorial Lab 2-252-3	133	$0.083	$11.04
*Janitorial Lab 2-25-24	158	$0.083	$13.11
Total for Janitorial			$262.68
Grand Total			$4,282.36
*Previously at 2005 Rate

ENERGY NORTHWEST
CONTRACT MODIFICATION (CONTINUED)

Contract Number:	X40224
Modification Number:	12

2. EXECUTION

ISORAY, INC.

Date: 10/27/05	By:	/s/ Michael Dunlop
Michael Dunlop
CFO

ENERGY NORTHWEST

Date: 10/27/05	By:	/s/ Jerry G. Paetel
J. G. Paetel
Principal Contracting Officer

EXHIBIT D

APEL Graduation Policy 10.0

10.0 GRADUATION POLICY

APEL has received subsidies in the form of a federal grant and gratis services and equipment from other public institutions such as the City of Richland, the Port of Benton, and TRIDEC. The contributions were provided to enable APEL flexibility in pricing its space below commercial rates. New startup ventures will benefit from the lower rental rates for an “incubation” period of from one to five years, after which they are expected to “graduate” from APEL, relocate, and continue to grow and prosper in the private business world.

Tenants shall sign a contract agreeing to provide a “graduation” plan with timetables and measurable goals by the completion of the second year of occupancy. This plan shall provide the detailed progress schedule(s) showing the resources available and required, firm commitments, and pro-forma financial statements for anticipatory costs and revenues, which convincingly demonstrate an achievable Business Plan leading to “graduation” from APEL. Progress on this plan shall be reviewed semiannually with the APEL Director and/or selected APEL professional staff. Normally, it is expected that tenants will make positive measurable progress on their business goals associated with graduation within the planned timeframe.

Under special circumstances, the APEL Director may approve contract extensions for periods up to six months. Extensions greater that 6 months shall require APEL Advisory Board approval. If approved, the contract extension(s) shall be issued with limited contract terms and, in most cases, escalating rents. Potential reasons for the extensions include:

•	The business typically requires more than 5 years to incubate (e.g., biotech)
•	The tenant has a newly developed product line and requires additional time to develop and market.
•	The maturity of manufacture/marketing requires more time due to unpredictable circumstances.

Extensions beyond 5.5 years will require APEL Board approval (informal polling by executive secretary). Extensions are solely at the discretion of APEL and after the first 6-month extension, the contract will normally only be issued on a month-to-month basis. Notable progress toward graduation readiness shall be required.

10.1 Graduation plan

•	Goals shall be established in the initial lease
•	Detailed plan shall be provided within the first 2 years of the lease term and updated semi annually thereafter
•	Graduation progress reports shall be provided every 6 months after the 2nd year of initial lease

10.2	Terms and criteria

•	Maximum term to be determined and inserted in initial lease (normal maximum lease shall be 5 years).

•	Graduation criteria:

•	2 years profitability
•	Sufficient FTEs and/or contracted work force to sustain operations
•	Sufficient sales to sustain operations
•	Business requires more than 9,500 square feet of space
•	Business sold or ownership has transferred or changed
•	Reduced need for incubator features and services

Rate increases may be imposed (up to 20% per 6 month period) if the incubation lease term is exceeded and the Lessee has not relocated or been provided an extension to remain at APEL. Other circumstances which may be considered by APEL for approval or denial of contract extensions:

•	Failure to pay rent/debts
•	Reduced need for incubator features
•	Failure to participate in annual reviews and/or failure to provide graduation status information
•	>40% revenue from consulting
•	Not meeting growth objectives
•	Waiting list of potential occupants
•	Available vacant space with no waiting list

10.3	Original Tenants

Original tenants in APEL and those signing prior leases without graduation provisions shall be provided special consideration such as:

•	Contract lease term may be extended fro one to three years, reflecting that graduation was not addressed during the first years of their tenure
•	Contract renewals are to reflect current graduation policy

10.4	Appeals

APEL tenants may appeal to the APEL Advisory Board if they feel that their staying longer is justified. Board opinions shall be carefully considered. Final decisions for lease extensions shall reside with the APEL Director and Energy-Northwest cognizant manager.

10.5	Anchor Tenants

Without the anchor tenant, the APEL project would never have been built. The long-term lease and large rent volume from the anchor tenant were the basis for financial institutions approval of bonds for financing APEL. The long-term lease also provides financial stability that is not possible with only an entrepreneurial base. Anchor tenants will be required to sign longer term leases and they are not subject to the graduation provisions of this policy. However, they are subject to provisions in their lease which provide for termination and closure.